Exhibit 10.4
AMENDMENT TO CHANGE OF CONTROL AGREEMENT
          THIS AMENDMENT TO THE CHANGE OF CONTROL AGREEMENT is made as of the 4th day of June 2007, by and between Payless ShoeSource, Inc., a Delaware corporation (the “Company”), and Matthew E. Rubel (the “Executive”).
          WHEREAS, the Company and the Executive are parties to that certain Change in Control Agreement, dated as of July 18, 2005 (the “Change in Control Agreement”); and
          WHEREAS, the parties wish to amend the Change of Control Agreement upon the terms and conditions set forth below.
          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.	Section 3(b)(3) is replaced in its entirety with the following:

“Incentive, Savings and Retirement Plans. During the Change of Control Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans (other than the Payless ShoeSource, Inc. Supplementary Retirement Plan and any successor plan (the “SRP”)), practices, policies, and programs applicable generally to other peer executives of the Company and the affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and the affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and the affiliated companies (excluding, for all purposes, the SRP).”

2.	Section 5(a)(C) is deleted in its entirety and the subsequent subsections of Section 5(a) are relettered accordingly.

3.	The third sentence of Section 5(b) is deleted in its entirety and replaced with the following:

“With respect to the provision of the Other Benefits, the term “Other Benefits” as utilized in this Section 5(b) shall include, without limitation, and the Executive’s estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and the affiliated companies to the estates and beneficiaries of peer executives of the Company and the affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date (excluding any death benefits payable under the SRP) or, if more favorable to the Executive’s estate and/or the Executive’s beneficiaries, as in effect on the date of the Executive’s death with respect to other peer executives of the Company and the affiliated companies and their beneficiaries (excluding any death benefits payable under the SRP).”

4.	The following is deleted from Section 11(g):

“Sections 6(b)(7) (relating to an additional two (2) years of age and service credit under the Supplementary Retirement Plan but such credit shall not applicable for the purpose of satisfying any ‘age 50’ requirements under this Agreement),”
     All terms and conditions of the Change of Control Agreement (except as specifically set forth herein) will remain in full force and effect. This amendment may be executed in counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.
          IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

/s/ Matthew E. Rubel

Payless ShoeSource, Inc.
By:	/s/ Jay A. Lentz
Title: Senior Vice President-Human Resources